Exhibit 99.1

Kinetic Seas Incorporated (OTCQB: KSEZ) Officially Uplisted to OTCQB Venture Market

Schaumburg, IL – May 12, 2025 – Kinetic Seas Incorporated (OTCQB: KSEZ), a provider of advanced AI consulting and infrastructure solutions, is proud to announce that its common shares are now actively quoted on the OTCQB® Venture Market, a key milestone in the company’s growth and its ongoing commitment to transparency, innovation, and long-term value creation.

“This has been a long time coming,” said Edward Honour, CEO of Kinetic Seas. “On behalf of our entire team, I want to personally thank our shareholders—both current and future—for their patience, belief, and continued support. This uplisting isn’t the finish line—it’s the launchpad for our next phase.”

Companies quoted on the OTCQB® must meet higher financial reporting standards and undergo annual management certification—measures that reinforce credibility, improve transparency, and offer investors greater confidence. Uplisting also improves liquidity, increases market visibility, and opens the door to more efficient price discovery.

Building the Future of Practical AI

With the uplisting now behind it, Kinetic Seas is aggressively executing on a robust growth strategy for 2025 and beyond. Key areas of focus include:

•	Expanding its client base across industries in need of cost-effective, secure AI infrastructure;

•	Launching new AI products and partnerships to solve real-world business problems;

•	Reducing operational costs through scalable technology and internal efficiencies;

•	Investing in R&D to remain at the forefront of deployable AI solutions;

•	Pursuing geographic growth to expand its presence across North America and internationally;

•	Exploring M&A and strategic partnerships that support long-term scale.

“As always, our leadership team is aligned with shareholder interests—we are long-term holders of this vision, both strategically and personally,” Honour said. “We believe this is one of the most undervalued opportunities in the AI infrastructure space today.”

A Message to Shareholders: “Thank You—and Welcome”

“I want to thank our earliest supporters who’ve stayed with us through the early-stage challenges. Your patience and trust have helped us reach this turning point,” Honour added. “For those just discovering Kinetic Seas, we believe there has never been a better time to invest in our journey. We're building something real—and early entry at this stage offers a rare opportunity in this sector.”

Kinetic Seas also reaffirmed its commitment to long-term fiscal discipline. With innovations like DeepSeek, an open-source AI model that reduces compute costs and simplifies private deployment, the company is positioned to grow efficiently without excessive capital needs or shareholder dilution.

“While many companies are chasing AI headlines, we’re focused on real-world deployment,” said Honour. “We are an execution company. That’s what will set Kinetic Seas apart in this next phase of the AI era.”

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Onward to Bigger Markets

The company emphasized that this milestone is only the beginning. “We view our listing on the OTCQB as a natural stepping stone on our path to a future uplist,” Honour noted. “We’re building with purpose, discipline, and momentum. Our eyes are firmly set on a national exchange.”

As Kinetic Seas continues to evolve, it remains focused on delivering practical, scalable, and secure AI solutions for industries that have historically been underserved by current AI platforms. From healthcare to manufacturing to logistics, the company’s mission is to solve problems—not just talk about them.

“We are grateful for the support that has brought us here, and we’re energized for what’s ahead,” Honour concluded. “This is the beginning of something far bigger than where we started—and I invite you to grow with us.”

About Kinetic Seas Incorporated

Kinetic Seas (OTCQB: KSEZ) is a technology company specializing in AI infrastructure consulting, private AI deployment, and digital transformation solutions. By helping businesses securely and affordably implement AI, Kinetic Seas is closing the gap between innovation and execution.

Forward-Looking Statements

This press release contains statements that constitute 'forward-looking statements.' The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the 'SEC') on April 24, 2025, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Kinetic Seas Incorporated (OTCQB: KSEZ) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

http://www.otcmarkets.com/stock/KSEZ/quote

Media Contact:
Jeffrey Lozinski
Chief Operating Officer, Director
Kinetic Seas Incorporated
Email: jlozinski@KineticSeas.com
Phone: 888-901-8806

Company Contact Information:
Kinetic Seas Incorporated
1501 Woodfield Rd, Suite 114E
Schaumburg, IL 60173
www.kineticseas.com

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